Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas H. Silberg, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2008	/S/ Thomas H. Silberg
Thomas H. Silberg
Chief Executive Officer

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.